Exhibit 1.1

[EXECUTION VERSION]

EVOLENT HEALTH, INC.

7,500,000 Shares of Class A Common Stock

Underwriting Agreement

March 27, 2017

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

As Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereto (the “Selling Stockholders”) of Evolent Health, Inc., a Delaware corporation (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 7,500,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,125,000 shares of Class A Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Class A Common Stock of the Company to be outstanding after giving effect to the sale of the Shares and together with the shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) are referred to herein as the “Stock”.

In connection with the offering contemplated by this underwriting agreement (this “Agreement”), the Class A Common Stock to be sold by each Selling Stockholder (i) is currently held directly by such Selling Stockholder and/or (ii) will be issued by the Company to such Selling Stockholder upon exchange (the “Exchange”) of Class B common units (each, a “Class B LLC Unit”) of Evolent Health LLC, a Delaware limited liability company (“Evolent Health”), held by such Selling Stockholder at a ratio of one Class B LLC Unit, together with one share of Class B Common Stock, for one share of Class A Common Stock of the Company, pursuant to the terms of the Third Amended and Restated Operating Agreement of Evolent Health (the “Evolent Health LLC Agreement”) dated June 4, 2015, by and among the Company, Evolent Health and the other parties named therein and the terms of the Exchange Agreement (the “Exchange Agreement”) dated as of June 4, 2015, by and among the Company, Evolent Health, and the other parties named therein. The Class A Common Stock to be sold in the offering by the Selling Stockholders has been registered for resale pursuant to the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) dated June 4, 2015, by and among the Company and the other parties named therein.

This Agreement, the Registration Rights Agreement, the Evolent Health LLC Agreement and the Exchange Agreement are collectively referred to herein as the “Transaction Documents.”

Pursuant to the Agreement and Plan of Merger dated as of July 12, 2016, as amended on October 3, 2016, by and among the Company, Electra Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), Valence Health, Inc., a Delaware corporation (“Valence”), and North Bridge Growth Management Company LLC and Philip Kamp, in their capacities as representatives of the securityholders of Valence (as amended, the “Valence Merger Agreement”), the Company acquired Valence’s business, excluding Cicerone Health Solutions, Inc. (the “Acquired Business”). Immediately following the issuance of Class A Common Stock upon closing of the acquisition of the Acquired Business, the Company transferred its membership interests in Merger Sub to Evolent Health and Evolent Health issued a number of its Class A common units to the Company equal to the number of shares of Class A Common Stock issued at closing of the acquisition of the Acquired Business.

The Company and the Selling Stockholders, severally and not jointly and to the extent applicable, hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-212709), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares and filed with the Commission pursuant to Rule 424(b) under the Securities Act. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule

462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 27, 2017 and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 8:00 P.M., New York City time, on March 27, 2017.

2. Purchase of the Shares by the Underwriters. (a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as provided in this Agreement and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Stockholders at a purchase price per share of $19.53 (the “Purchase Price”) the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

In addition, the Selling Stockholders, as and to the extent indicated in Schedule 2 hereto, agree, severally and not jointly, to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Stockholders as and to the extent indicated in Schedule 2 hereto the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of

Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Stockholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to each of the Selling Stockholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date nor later than the tenth full business day (as defined below) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders to the Representatives at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 9:30 A.M., New York City time, on March 31, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) Each of the Company, Evolent Health and the Selling Stockholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, Evolent Health, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, Evolent Health, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, Evolent Health and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, Evolent Health or the Selling Stockholders with respect thereto. Any review by the Underwriters of the Company or Evolent Health, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, Evolent Health or the Selling Stockholders.

3. Representations and Warranties. Each of the Company and Evolent Health jointly and severally represents and warrants to each Underwriter and the Selling Stockholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Evolent Health in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Evolent Health in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Company nor Evolent Health (including their agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or Evolent Health or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Evolent Health in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d) Emerging Growth Company. From the time of the initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e) Testing-the-Waters Materials. Neither the Company nor Evolent Health (i) has alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company and Evolent Health have not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions in each such Written Testing-the-Waters Communications in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Evolent Health in writing by such Underwriter through the Representatives expressly for use in such Written Testing-the-Waters Communications, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company or Evolent Health, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Evolent Health in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(g) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements of the Company. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; the other financial information (other than (i) the financial statements of Evolent Health and (ii) financial statements of the Acquired Business) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and present fairly in all material respects the information shown thereby. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Financial Statements of Evolent Health. The financial statements (including the related notes thereto) of Evolent Health included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of Evolent Health as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(j) Financial Statements of the Acquired Business. The financial statements (including the related notes thereto) of the Acquired Business included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Acquired Business as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(k) No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company and Evolent Health included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Stock upon exercise of stock options and warrants described as outstanding in, and the grant and forfeiture of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in short-term debt or long-term debt of the Company, Evolent Health or the Company’s other subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Evolent Health on any class of capital stock, (ii) there has not been any material adverse change with respect to the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ or members’ equity, as applicable, results of operations or prospects of the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole; (iii) none of the Company, Evolent Health, or the Company’s other subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company, Evolent Health, the Company’s other subsidiaries, taken as a whole; and (iv) none of the Company, Evolent Health or the Company’s other subsidiaries has sustained any loss or interference with its business that is material to the Company, Evolent Health, or the Company’s other subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(l) Organization and Good Standing. The Company, Evolent Health and the Company’s other subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ or members’ equity, results of operations or prospects of the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or on the performance by the Company and Evolent Health of their obligations under the Transaction Documents (a “Material Adverse Effect”). Neither the Company nor Evolent Health owns or controls, directly or indirectly, any corporation, association or other entity other than, in the case of the Company, the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K as filed with the Commission on March 3, 2017.

(m) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the outstanding shares of capital stock of the Company and membership interests of Evolent Health have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus and other than options in the aggregate not exceeding $1 million in fair market value as of the date of this Agreement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any membership interests in Evolent Health or the Company’s other subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or of any membership interests of Evolent Health or the Company’s other subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company and the membership interests of Evolent Health conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding membership interests of Evolent Health and the Company’s other subsidiaries that are owned directly or indirectly by the Company are owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(n) Stock Options. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and Evolent Health, including the Evolent Health Holdings, Inc. 2011 Equity Incentive Plan and the Evolent Health, Inc. 2015 Omnibus Incentive

Compensation Plan, each as described in the Pricing Disclosure Package and Prospectus (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to due execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and Evolent Health. There is no and has been no policy or practice of the Company or Evolent Health of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or Evolent Health or their respective subsidiaries or their results of operations or prospects.

(o) Due Authorization. Each of the Company and Evolent Health has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(p) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Evolent Health.

(q) Interests. All of the membership interests of Evolent Health outstanding as of the Closing Date have been duly authorized and when issued, fully paid and validly issued and, to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.

(r) Other Transaction Documents. The Transaction Documents (other than the Underwriting Agreement) have been duly authorized, executed and delivered by each of the Company and Evolent Health to the extent a party thereto and constitute valid and legally binding agreements of the Company and Evolent Health, as applicable, enforceable against the Company and Evolent Health, as applicable, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(s) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) No Violation or Default. None of the Company, Evolent Health or any of the Company’s other subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Evolent Health or any of the Company’s other subsidiaries is a party or by which the Company, Evolent Health or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company, Evolent Health or any of the Company’s other subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company, Evolent Health or the Company’s other subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, Evolent Health or the Company’s other subsidiaries except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Conflicts. The execution, delivery and performance by the Company and Evolent Health of each of the Transaction Documents to which it is a party, the issuance by the Company of the Shares to be issued pursuant to the Exchange and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Evolent Health or the Company’s other subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Evolent Health or any of the Company’s other subsidiaries is a party or by which the Company, Evolent Health or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company, Evolent Health or any of the Company’s other subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, Evolent Health or the Company’s other subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for performance by the Company and Evolent Health of each of the Transaction Documents to which it is a party, the issuance by the Company of the Shares to be issued pursuant to the Exchange and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications that (i) have been obtained or made or (ii) may be required by the New York Stock Exchange, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(w) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings, including by the Federal Trade Commission and the U.S. Department of Health and Human Services (“HHS”) and any office contained therein, pending to which the Company, Evolent Health or any of the Company’s other subsidiaries is or, to the knowledge of the Company or Evolent Health, may reasonably be expected to become a party or to which any property of the Company, Evolent Health or the Company’s other subsidiaries, is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, Evolent Health or the Company’s other subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, Evolent Health or the Company’s other subsidiaries, threatened or contemplated by any governmental or regulatory authority or threatened by others; (i) there are no material current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and to the knowledge of the Company or Evolent Health, there is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending or threatened against any of the Company’s or Evolent Health’s customers (specific to the customer’s use of the products or services of the Company or Evolent Health) by the Federal Trade Commission, HHS, or any similar authority in any jurisdiction or any other governmental entity, or by any person in respect of the collection, use or disclosure of Personal Data by the Company or Evolent Health that, individually or in the aggregate, if determined adversely to such customer, could reasonably be expected to have a material adverse effect on such customer or a material adverse effect on the Company.

(x) Independent Accountants. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and Evolent Health, is an independent registered public accounting firm with respect to the Company and Evolent Health within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. KPMG LLP, who has audited certain financial statements of the Acquired Business, was an independent public accountant with respect to the Acquired Business within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rules thereunder at the time of the applicable audit.

(y) Title to Real and Personal Property. The Company, Evolent Health and the Company’s other subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets (other than Intellectual Property (as defined below)) that are material to the respective businesses of the Company, Evolent Health and the Company’s other subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and currently proposed to be made of such property by the Company, Evolent Health and the Company’s other subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Title to Intellectual Property. The Company, Evolent Health and the Company’s other subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses, software and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted, and, to the knowledge of the Company, Evolent Health or the Company’s other subsidiaries, the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company, Evolent Health and the Company’s other subsidiaries have not received any notice of any claim (i) alleging any infringement or misappropriation of, or conflict with, any Intellectual Property rights of any third party or (ii) challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company, Evolent Health and the Company’s other subsidiaries. The Company, Evolent Health and the Company’s other subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all know-how, trade secrets and confidential information owned, used or held for use by the Company, Evolent Health or the Company’s other subsidiaries, and no such trade secrets or confidential information have been disclosed other than to employees, representatives and agents of the Company, Evolent Health or the Company’s other subsidiaries, or parties who are bound by written confidentiality agreements, except as could not reasonably be expected to result in a Material Adverse Effect.

(aa) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, Evolent Health or the Company’s other subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, Evolent Health or the Company’s other subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(bb) Investment Company Act. Neither the Company nor Evolent Health is required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc) Taxes. The Company and its subsidiaries have paid or accrued in their respective financial statements included in the Pricing Disclosure Package all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, its subsidiaries or any of their respective properties or assets, except where the failure to pay or file or where such deficiency would not reasonably be expected to result in a Material Adverse Effect. Evolent Health is treated as a partnership for U.S. federal income tax purposes.

(dd) Licenses and Permits. The Company, Evolent Health and the Company’s other subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Evolent Health or any of the Company’s other subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or renewal would not reasonably be expected to result in a Material Adverse Effect.

(ee) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, Evolent Health or the Company’s other subsidiaries exists or, to the knowledge of the Company or Evolent Health, is contemplated or threatened, and neither the Company nor Evolent Health is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their or their respective subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(ff) Compliance with and Liability under Environmental Laws. (i) The Company, Evolent Health and the Company’s other subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, Evolent Health or the Company’s other subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company, Evolent Health or the Company’s other subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company, Evolent Health and the Company’s other subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, Evolent Health and the Company’s other subsidiaries, and (c) none of the Company, Evolent Health or the Company’s other subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company, Evolent Health or the Company’s other subsidiaries (or, to the knowledge of the Company and Evolent Health, any other entity (including any predecessor) for whose acts or omissions the Company, Evolent Health or any of the Company’s other subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, Evolent Health or the Company’s other subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(hh) Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or Evolent Health would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan other than any such transaction effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (v) neither the Company nor Evolent Health nor any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan.

(ii) Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and Evolent Health maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj) Accounting Controls. The Company and Evolent Health maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s or Evolent Health’s internal controls. The Company’s and Evolent Health’s auditors and the Audit Committee of the Board of Directors of the Company and of Evolent Health have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s and/or Evolent Health’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and/or Evolent Health’s internal controls over financial reporting.

(kk) Insurance. The Company, Evolent Health and the Company’s other subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, Evolent Health and the Company’s other subsidiaries and their respective businesses; and none of the Company, Evolent Health or any of the Company’s other subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ll) No Unlawful Payments. None of the Company, Evolent Health or the Company’s other subsidiaries, nor any director or officer of the Company, Evolent Health or the Company’s other subsidiaries, nor, to the knowledge of the Company or Evolent Health, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, Evolent Health, or the Company’s other subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Compliance with Anti-Money Laundering Laws. The operations of the Company, Evolent Health and the Company’s other subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, Evolent Health and the Company’s other subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Evolent Health or the Company’s other subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Evolent Health, threatened.

(nn) No Conflicts with Sanctions Laws. None of the Company, Evolent Health or the Company’s other subsidiaries, nor any director or officer of the Company, Evolent Health or the Company’s other subsidiaries, nor, to the knowledge of the Company or Evolent Health, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, Evolent Health or the Company’s other subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the

U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Evolent Health, or any of the Company’s other subsidiaries, located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Libya and the Crimea Region of Ukraine (each, a “Sanctioned Country”); and the Company and Evolent Health will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company, Evolent Health and the Company’s other subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Certain Contractual Arrangements with Stockholders—Third amended and restated operating agreement of Evolent Health LLC”, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(pp) No Broker’s Fees. None of the Company, Evolent Health or any of the Company’s other subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or Evolent Health or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Certain Contractual Arrangements with Stockholders—Registration rights agreement”, no person has the right to require the Company, Evolent Health or the Company’s other subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company or Evolent Health, except as has been validly complied with in connection with the filing of the Registration Statement.

(rr) No Stabilization. Neither the Company nor Evolent Health has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Statistical and Market Data. Nothing has come to the attention of the Company or Evolent Health that has caused the Company or Evolent Health to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) The Exchange. The Shares issuable pursuant to the Exchange by certain of the Selling Stockholders have been duly authorized by the Company and validly reserved for issuance, and at the time of delivery to the Underwriters, such Shares will be issued and delivered in accordance with the provisions of the Exchange Agreement and will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Pricing Disclosure Package and the Prospectus.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or Evolent Health or any of the Company’s or Evolent Health’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, that are applicable to the Company.

(ww) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to the applicable rules under the Securities Act.

(xx) No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company, Evolent Health or any of the Company’s other subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(yy) Healthcare Regulations. The statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions: “Risk Factors—Risks Relating to Our Business and Industry—The health care regulatory and political framework is uncertain and evolving.”, “Risk Factors—Risks Relating to our Business and Industry—We are subject to privacy and data protection laws governing the transmission, security and privacy of health information, which may impose restrictions on the manner in which we access personal data and subject us to penalties if we are unable to fully comply with such laws.”, and “Business—Health Care Laws and Regulations”, insofar as such statements describe the state, federal and foreign administrative healthcare laws, rules and regulations which are applicable to the Company (the “Healthcare Laws”), are true and correct in all material respects; and to the knowledge of the Company or Evolent Health, there are no Healthcare Laws which as of this date are material to the businesses of the Company, Evolent Health or the Company’s other subsidiaries which are not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. None of the Company, Evolent Health or any of the Company’s other subsidiaries is in violation of any Healthcare Laws, except for any violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none have received any written notice from any governmental or regulatory authority of potential or actual material non-compliance by, or liability of, the Company or Evolent Health under any Healthcare Laws.

(zz) Data Privacy and Security Laws. Except as could not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company, Evolent Health and the Company’s other subsidiaries are, and since the Company’s, Evolent Health’s or such Company subsidiary’s inception have been, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”, and collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company, Evolent Health and the Company’s other subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and no such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements, except as could not reasonably be expected to result in a Material Adverse Effect. None of the Company, Evolent Health or any of the Company’s other subsidiaries: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(aaa) Accurate Disclosure. The statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and/or the Prospectus from the sections “Our Company—Initial public offering, organizational transactions, 2016 secondary offering, other equity transactions and organizational structure”, “Risk Factors—Risks relating to our structure”, “Risk Factors—Risks relating to ownership of our Class A common stock” and “Description of Capital Stock”; and “Certain Relationships and Related Party Transactions” in the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2016, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present information required to be shown therein pursuant to the rules and regulations of the Commission. The statements included in the Pricing Disclosure Package and the Prospectus under the caption: “U.S. federal income and estate tax considerations for non-U.S. holders of Class A common stock”, insofar as they purport to describe provisions of U.S. federal tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. (A) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except (y) such as has been obtained or will be obtained prior to the Closing Date, or (z) such as may be required by the rules of the New York Stock Exchange, FINRA or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares; (B) such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and (C) this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in the case of clauses (i) and (iii) where such conflict, breach, violation, default, lien, charge or encumbrance would not, singly or in the aggregate, have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement.

(c) Ownership of Shares. Such Selling Stockholder is the record and beneficial owner of the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder (other than the Shares to be issued pursuant to the Exchange) free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, assuming due issuance of any Shares to be issued pursuant to the Exchange, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder’s representations and warranties under this Section 4(e) are limited solely to the Selling Stockholder Information (as defined below). Each Underwriter, the Company and each Selling Stockholder agree that with respect to each Selling Stockholder, “Selling Stockholder Information” consists solely of the information furnished by such Selling Stockholder in writing expressly for use in connection with the offering, which solely consists of (A) the name of such Selling Stockholder, (B) the number of shares of Common Stock owned by such Selling Stockholder prior to the completion of this offering, (C) the information set forth in the applicable footnote relating to such Selling Stockholder under the beneficial ownership table, and (D) the number of Shares to be offered by such Selling Stockholder, in each case as set forth under the caption “Selling stockholders”, in each of the Pricing Disclosure Package (including any Pricing Disclosure Package that is subsequently amended), the Registration Statement and the Prospectus (or any amendment or supplement thereto).

(f) Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not (in the case of a post-effective amendment filed after the date hereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder’s representations and warranties under this Section 4(g) are limited solely to the Selling Stockholder Information.

(h) Delivery of Shares. If such Selling Stockholder holds certificates in negotiable form representing the Shares to be sold by such Selling Stockholder, such Selling Stockholder shall deposit such certificates, promptly upon the later of the execution of this Agreement or such Shares becoming certificated, with American Stock Transfer & Trust Company, LLC, the transfer agent and registrar for the Company’s Class A Common Stock (the “Transfer Agent”). Such Selling Stockholder specifically agrees that the Shares represented by the certificates so deposited will, from the time they are so deposited, be subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such deposit will not be revoked prior to the earlier of the sales of such Shares hereunder or the expiration of the Underwriters’ option to purchase the Option Shares. Such Selling Stockholder specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement.

If such Selling Stockholder holds the Shares to be sold by such Selling Stockholder in book-entry form, and upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to accounts of the Underwriters (assuming that neither DTC nor any Underwriter has “notice of an adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”), with respect to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Shares) free and clear of any “adverse claim” within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; provided that, for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC.

5. Further Agreements of the Company and Evolent Health. The Company and Evolent Health jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. Upon request, the Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the

Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will use reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that neither the Company nor Evolent Health shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(h) Clear Market. For a period of 60 days after the date of the Prospectus, each of the Company and Evolent Health will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, or any membership interest in Evolent Health, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co., other than (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company issued upon the exercise or settlement of options granted under Company Stock Plans; provided that if the recipient of any such shares of Stock has previously delivered a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto, such shares of Stock will be subject to the terms of such lock-up, (C) the grant by the Company of awards under Company Stock Plans as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) the issuance of shares of Class A Common Stock in connection with the Valence Merger Agreement, (E) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (F) the issuance of shares of Class A Common Stock payable to the extent required pursuant to the earnout relating to the Company’s strategic alliance with Passport Health Plan, (G) the filing of one registration statement on Form S-3 with the Commission to register Stock and/or securities convertible into Stock for primary transactions by the Company and any amendments thereto, which registration statement may, at the Company’s option, include a prospectus relating to Stock registered on the Company’s registration statement on Form S-3, File No. 333-212709, initially filed on July 28, 2016 (the “Primary Shelf”) and which may upon effectiveness also constitute a post-effective amendment to the Primary Shelf, provided that any transactions, offerings or “takedowns” thereunder remain subject to the restrictions contained in this Section 4(h) to the extent applicable, (H) the issuance of shares of Stock or other securities (including securities convertible into shares of Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (I) the issuance of shares of Stock or other securities (including securities convertible into shares of Stock) in connection with joint ventures, strategic transactions or other commercial relationships (including issuances to current or prospective customers or partners) or (J) any shares of Class A Common Stock issuable upon conversion of the Company’s $125.0 million aggregate principal amount of 2.00% Convertible Senior Notes due 2021; provided that, in the case of clauses (G) and (I), the aggregate number of shares of Stock issued in all such acquisitions and transactions shall not exceed 7.5% of the issued and outstanding Stock of the Company on the Closing Date and any recipients of such Shares shall deliver a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto.

(i) No Stabilization. Neither the Company nor Evolent Health will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j) Exchange Listing. The Company will use its reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(k) Reports. For a period of two years from the date hereof, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section 5(h) hereof.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a) Clear Market. Each Selling Stockholder has delivered a lock-up agreement substantially in the form of Exhibit A hereto.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) as appropriate, together with all required attachments to such form.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Sections 3(c) or 4(f) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) Any Testing-the-Waters Communications undertaken by it were with, to its knowledge, entities that are “qualified institutional buyers” as such term is defined in Rule 144A under the Securities Act or institutions that are “accredited investors” as such term is defined in Rule 501 under the Securities Act.

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and Evolent Health, jointly and severally, and each of the Selling Stockholders severally of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company, Evolent Health and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and Evolent Health and their respective officers and each of the Selling Stockholders and their respective officers, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the Company by the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company and Evolent Health set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and Evolent Health in this Agreement are true and correct and that the Company and Evolent Health have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, confirming that the representations and warranties of such Selling Stockholders in this agreement are true and correct and that the such Selling Stockholders have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP and KPMG LLP shall each have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Company and Evolent Health. Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(g) Opinion of Counsel for the Selling Stockholders. Ropes & Gray, LLP, counsel for TPG Growth II BDH, L.P. and TPG Eagle Holdings, L.P. (together, “TPG”), and Ptolemy Capital, LLC (“Ptolemy”), Drinker Biddle & Reath LLP, counsel for UPMC, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for The Advisory Board Company (“The Advisory Board”), shall each have furnished to the Representatives, at the request of the Selling Stockholders, a written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and Evolent Health in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Stockholders and the directors and Section 16 officers of the Company listed on Schedule 3 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company and Evolent Health. Each of the Company and Evolent Health agrees to jointly and severally indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (A) any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (B) any information furnished by such Selling Stockholder in writing to the Company relating to such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that for purposes of this Agreement, the only such information so furnished by such Selling Stockholder consists of such Selling Stockholder’s Selling Stockholder Information.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission to state a material fact made in reliance upon and in conformity with any information furnished by such Selling Stockholder in writing to the Company relating to such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that for purposes of this Agreement, the only such information so furnished by such Selling Stockholder consists of such Selling Stockholder’s Selling Stockholder Information. The aggregate amount of each Selling Stockholder’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of proceeds received after underwriting commissions and discounts but before expenses by such Selling Stockholder from the sale of its Shares hereunder.

(c) Indemnification of the Company, Evolent Health and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and Evolent Health and their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the fourteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and Goldman, Sachs & Co., and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by the Indemnifying Person of such request and more than 30 days after receipt of the proposed terms of such settlement and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, Evolent Health, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. In no event shall the aggregate liability of a Selling Stockholder under Section 9(b) and Section 9(e) exceed the limit set forth in Section 9(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(h) External Agreements. The provisions contained in this Section 9 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification or contribution.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and Evolent Health jointly and severally will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company and Evolent Health’s counsel and the Company’s and the Acquired Business’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters up to $5,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriters up to $10,000); (ix) [reserved]; and (x) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange. The provisions of this Section 13(a) shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

(b) If (i) this Agreement is terminated pursuant to Section 11 (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 11), (ii) the Company or the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 11 or Section 12) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company and Evolent Health jointly and severally agree to reimburse the Underwriters (or, in the case of Section 12, solely the non-defaulting Underwriters) for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Evolent Health, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, Evolent Health, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Evolent Health, the Selling Stockholders or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and with respect to the Company specifically includes Evolent Health.

17. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (fax: (212) 902-9316); Attention: Registration Department. Notices to the Company shall be given to it at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203 (fax: (571) 389-6001); Attention: Jonathan Weinberg. Notices to the Selling Stockholders shall be delivered as follows:

if to TPG, to:

TPG Global, LLC
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention:	General Counsel
Facsimile:	(415) 743-1501

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
Three Embarcadero Center
San Francisco, California 94111
Attention:	Thomas Holden, Esq.
Facsimile:	(415) 315-4823
E-mail:	thomas.holden@ropesgray.com

if to The Advisory Board, to:

The Advisory Board Company
2445 M St., NW
Washington, D.C. 20037
Attention:	Evan Farber
Facsimile:	(202) 266-5700
E-mail:	farbere@advisory.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Attention:	Jeremy D. London
Facsimile:	(202) 661-8299
E-mail:	Jeremy.London@skadden.com

if to UPMC, to:

UPMC
U.S. Steel Building
600 Grant Street, 55th Floor
Pittsburgh, Pennsylvania 15219
Attention:	Chief Legal Officer
Facsimile:	(412) 647-9193

with a copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP
1500 K Street, N.W.
Washington, D.C. 20005-1209
Attention:	Gerald McCartin
Facsimile:	(202) 842-8465
E-mail:	Gerald.McCartin@dbr.com

if to the Ptolemy, to:

Ptolemy Capital, LLC
1250 Prospect St, Suite 200
La Jolla, California 92037
Attention:	Michael R. Stone
Facsimile:	(858) 551-1175
E-mail:	mike@fsinvestors.com and mitch@fsinvestors.com

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Submission to Jurisdiction. Each of the Company and Evolent Health submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and Evolent Health waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and Evolent Health agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or Evolent Health, as applicable, and may be enforced in any court to the jurisdiction of which the Company or Evolent Health, as applicable, is subject by a suit upon such judgment.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EVOLENT HEALTH, INC.

By:	/s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: General Counsel

EVOLENT HEALTH LLC

By:	/s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: General Counsel

TPG GROWTH II BDH, L.P.
By:	TPG Growth II Advisors, Inc.,
its general partner

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

TPG EAGLE HOLDINGS, L.P.
By:	TPG Growth II Advisors, Inc., its general partner

By	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

UPMC

By	/s/ C. Talbot Heppenstall, Jr.
Name:	C. Talbot Heppenstall, Jr.
Title:	Treasurer

THE ADVISORY BOARD COMPANY

By	/s/ Evan Farber
Name:	Evan Farber
Title:	Chief Legal Officer

PTOLEMY CAPITAL, LLC

By	/s/ Mitchell Otolski
Name:	Mitchell Otolski
Title:	Agent

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ David Ke
Authorized Signatory

GOLDMAN, SACHS & CO.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Raffael M. Fiumara
Authorized Signatory
Name: Raffael Fiumara
Title: Vice President

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,750,000
Goldman, Sachs & Co.	3,750,000

Total 7,500,000

Sch. 2-1

Schedule 2

Selling Stockholder	Number of Underwritten Shares:	Number of Option Shares:
TPG Growth II BDH, L.P.	385,262	57,789
TPG Eagle Holdings, L.P.	2,113,488	317,023
UPMC	2,690,961	403,644
The Advisory Board Company	2,118,078	317,712
Ptolemy Capital, LLC	192,211	28,832

	Total 7,500,000	Total 1,125,000

Schedule 3

Directors

David Farner

Matthew Hobart

Diane Holder

Michael Kirshbaum

Michael D’Amato

Norman Payson, MD

Section 16 Officers

Frank Williams

Seth Blackley

Nicholas McGrane

Tom Peterson

Jonathan Weinberg

Steve Wiggington

Lydia Stone

Sch. 2-1

Annex A

a. Pricing Disclosure Package

Pricing Information Provided Orally by Underwriters

The price per Share paid by each applicable investor.

Number of Shares: 7,500,000 Underwritten Shares plus 1,125,000 Option Shares

Annex A-1

Annex B

Written Testing-the-Waters Communications

None

Annex B-1

Annex C

Form of Opinion of Counsel for the Company

March [•], 2017

Evolent Health, Inc.

[•] Shares of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel for Evolent Health, Inc., a Delaware corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule 1 to the Underwriting Agreement dated March [•], 2017 (the “Underwriting Agreement”), among J.P. Morgan Securities LLC and Goldman, Sachs & Co., as Representatives of the Underwriters (the “Representatives”), the Company, Evolent Health LLC, a Delaware limited liability company (“Evolent Health”), and the several selling stockholders listed in Schedule 2 to the Underwriting Agreement (the “Selling Stockholders”), from the Selling Stockholders of an aggregate of [•] shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, including (a) currently outstanding Shares and (b) Shares to be issued upon exchange of an equivalent number of the Class B common units of Evolent Health (the “Class B Common Units”) (together with an equivalent number of shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) of the Company) (the “Exchange Shares”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Underwriting Agreement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; (c) the Certificate of Formation of Evolent Health; (d) the Third Amended and Restated Operating Agreement of Evolent Health (the “LLC Agreement”); (e) resolutions adopted by the Board of Directors of the Company on May 22, 2015, July 27, 2016 and March 3, 2017 and resolutions adopted by the managing member of Evolent Health on March 3, 2017; (f) the Registration Statement on Form S-3 (Registration No. 333-212709) filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2016 with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement being hereinafter referred to as the “Registration Statement”); (g) the related Prospectus dated March [•], 2017, filed with the Commission pursuant to Rule 424(b) (together with the documents incorporated therein by reference, the “Basic Prospectus”); (h) the Preliminary Prospectus Supplement dated March [•], 2017, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act; (i) the Prospectus Supplement dated March [•], 2017, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (j) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”); (k) the Underwriting Agreement; (l) a specimen certificate representing the Shares; and (m) the agreements specified on Annex B hereto (each, a “Specified Agreement” and, collectively, the “Specified Agreements”).

Annex C-1

Annex C

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Company and Evolent Health and the representations and warranties of the Company, the Selling Stockholders and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement. We have also assumed compliance by each party thereto with the terms of the Exchange Agreement dated June 4, 2015 (the “Exchange Agreement”), by and among the Company, Evolent Health and the other parties named therein. We also have relied upon advice from the Commission that the Registration Statement was declared effective on August 12, 2016.

Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Based solely on certificates from the Secretary of State of the State of Delaware, each of the Company and Evolent Health is a corporation or a limited liability company, as the case may be, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate or limited liability company power, as the case may be, and authority to own, lease and operate its properties and conduct its business as described in the Specified Disclosure Package and the Prospectus.

2. The Company’s authorized equity capitalization is as set forth in the Prospectus and the Specified Disclosure Package. The Shares conform in all material respects to the description thereof contained in the Prospectus and the Specified Disclosure Package. All of the Company’s shares of capital stock, including the Shares, have been duly and validly authorized. The Exchange Shares, when issued in exchange for Class B Common Units (together with an equivalent number of shares of the Class B Common Stock) and delivered as contemplated in the Exchange Agreement, and paid for as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable. Holders of outstanding shares of Common Stock are not entitled to statutory preemptive rights in connection with the issuance of the Exchange Shares. All of the membership interests of Evolent Health outstanding as of the date hereof have been duly authorized, fully paid and validly issued, and to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.

Annex C-2

Annex C

3. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, Delaware governmental authority is required to be made or obtained by the Company or Evolent Health for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus,” (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and (iv) those as to which the failure to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and Evolent Health.

5. Each of the Specified Agreements to which the Company or Evolent Health is a party has been duly authorized, executed and delivered by each of the Company and Evolent Health and constitutes a valid and legally binding agreement of the Company or Evolent Health, as applicable, enforceable against the Company or Evolent Health, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

6. The consummation of the transactions contemplated by the Underwriting Agreement and the performance by the Company and Evolent Health of their respective obligations under the Underwriting Agreement (i) do not violate the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company; (ii) do not violate the Certificate of Formation or Third Amended and Restated Operating Agreement of Evolent Health; (iii) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement; and (iv) will not violate any law, rule or regulation of the United States of America, the State of New York, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act applicable to the Company or Evolent Health or, to our knowledge, any order or decree of any court or government agency or instrumentality binding on the Company, except, in the case of clause (iii), such violations that, individually or in the aggregate, would not have a Material Adverse Effect. We note that certain of the Specified Agreements are governed by laws other than New York law; our opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

Annex C-3

Annex C

7. The statements made (A) in the Prospectus and the Specified Disclosure Package (i) under the captions “Our company—initial public offering, organizational transactions, 2016 secondary offering, other equity transactions and organizational structure”, “Certain Relationships and Related Party Transactions” and “Certain Contractual Arrangements with Stockholders”, in each case insofar as they purport to describe provisions of documents and legal matters referred to therein, (ii) under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of the terms of the Common Stock, the Class B Common Stock or provisions of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-laws of the Company and (iii) under the caption “U.S. federal income and estate tax considerations for non-U.S. holders of Class A common stock”, insofar as they purport to describe the material tax consequences of an investment in the Common Stock, constitute accurate summaries of the matters described therein in all material respects and (B) included in Item 15 of the Registration Statement under the caption “Indemnification of Directors and Officers”, insofar as they purport to summarize the terms of the General Corporation Law of the State of Delaware and describe the Amended and Restated By-laws of the Company, constitute accurate summaries of the matters described therein in all material respects.

8. The Underwriting Agreement and each Specified Agreement conforms in all material respects to the description thereof contained in the Prospectus and the Specified Disclosure Package.

9. Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10. The Registration Statement became effective under the Securities Act on August 12, 2016, and thereupon the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in paragraphs 3, 9 and 10.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to the provision of healthcare or insurance products or services to which the Company or Evolent Health is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.

Annex C-4

Annex C

We are furnishing this opinion to you, as Representatives, solely for the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Shares from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed

in Schedule 1 to the Underwriting

Agreement dated [•], 2017,

among Evolent Health, Inc., Evolent Health LLC,

J.P. Morgan Securities LLC and

Goldman, Sachs & Co.,

as Representatives

of the Underwriters, and the several Selling

Stockholders listed in Schedule 2 thereto

In care of:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

O

Annex C-5

Annex C

ANNEX A

Specified Disclosure Package

(Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached).

1.	The Basic Prospectus, dated March [•], 2017

2.	The Preliminary Prospectus Supplement, dated March [•], 2017

3.	The information set forth on Annex A to the Underwriting Agreement

Annex C-1

Annex C

ANNEX B

Specified Agreements

1. Stockholders Agreement, dated as of June 4, 2015, by and among the Company and certain stockholders of the Company party thereto.

2. Registration Rights Agreement, dated as of June 4, 2015, by and among the Company and certain stockholders of the Company party thereto.

3. Exchange Agreement, dated as of June 4, 2015, by and among the Company, Evolent Health and certain holders of Class B Common Units of Evolent Health party thereto.

4. Income Tax Receivables Agreement, dated as of June 4, 2015, by and among the Company and TPG Growth II BDH, L.P., The Advisory Board Company, UPMC and certain stockholders of the Company party thereto.

5. Third Amended and Restated Operating Agreement of Evolent Health.

Annex C-2

Annex C

Form of 10b-5 Statement of Counsel for the Company

March [•], 2017

Evolent Health, Inc.

[•] Shares of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel for Evolent Health, Inc., a Delaware corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule 1 to the Underwriting Agreement dated March [•], 2017 (the “Underwriting Agreement”), among J.P. Morgan Securities LLC and Goldman, Sachs & Co., as Representatives of the Underwriters (the “Representatives”), the Company, Evolent Health LLC, a Delaware limited liability company, and the several selling stockholders listed in Schedule 2 to the Underwriting Agreement (the “Selling Stockholders”), pursuant to the Underwriting Agreement, from the Selling Stockholders of an aggregate of [•] shares (the “Shares”) of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”).

In that capacity, we participated in conferences with certain officers of, and with the accountants for, the Company, with the accountants for Valence Health, Inc., and with you and your counsel, concerning the preparation of the Prospectus Supplement dated March [•], 2017 (together with the related Basic Prospectus, the “Prospectus”), relating to the Shares, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus was filed as part of the Registration Statement on Form S-3 (Registration No. 333-212709) filed with the Commission on July 28, 2016 for registration under the Securities Act of 44,028,589 Shares of Class A Common Stock, to be sold from time to time by certain stockholders of the Company, (the “Registration Statement”), which Registration Statement includes a prospectus dated March [•], 2017 (together with the documents incorporated therein by reference, the “Basic Prospectus”), and we have assumed for purposes of this letter that the information in the Prospectus of the type referred to in Rule 430(B)(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be part of and included in the Registration Statement pursuant thereto as of the Applicable Date referred to below. The documents incorporated by reference in the Registration Statement, the Specified Disclosure Package and the Prospectus were prepared and filed by the Company without our participation. For the purposes of this letter we have also reviewed the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”). Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Annex C-3

Annex C

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraphs 7 and 8 of our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it initially became effective, and the Prospectus, as of the date hereof, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein (including, without limitation, the report of management’s attestation of the effectiveness of internal control over financial reporting). Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at March [•], 2017 (the “Applicable Date”), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of [•] [p.m.] on March [•], 2017, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of an accounting or financial nature included therein (including, without limitation, the report of management’s attestation of the effectiveness of internal control over financial reporting).

We are furnishing this letter to you, as Representatives, solely for the benefit of the several Underwriters. This letter may not be relied upon by any other person (including by any person that acquires the Shares from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Annex C-4

Annex C

The several Underwriters listed

in Schedule 1 to the Underwriting

Agreement dated [•], 2017

among Evolent Health, Inc., Evolent Health LLC,

J.P. Morgan Securities LLC and

Goldman, Sachs & Co.,

as Representatives of the Underwriters, and the several

Selling Stockholders listed in Schedule 2 thereto

In care of

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Annex C-5

Annex C

Specified Disclosure Package

(Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached).

4.	The Basic Prospectus, dated March [•], 2017

5.	The preliminary prospectus supplement, dated March [•], 2017

6.	The information set forth on Annex A to the Underwriting Agreement

Annex C-6

Annex D

Form of Opinion of Counsel for TPG and Ptolemy

1. Each of the Selling Stockholders that is a limited partnership has the power under its limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act to execute and deliver the Underwriting Agreement and perform its obligations thereunder. The Selling Stockholder that is a limited liability company has the power under its limited liability company agreement and the Delaware Limited Liability Company Act to execute and deliver the Underwriting Agreement and perform its obligations thereunder.

2. Each of the Selling Stockholders has duly authorized, executed and delivered the Underwriting Agreement.

3. The execution and delivery of the Underwriting Agreement by the Selling Stockholders and the sale of the Shares being sold by the Selling Stockholders (a) will not violate the limited partnership agreement or limited liability company agreement, as applicable, of any of the Selling Stockholders, and (b) will not result in a violation by the Selling Stockholders of any statute of the United States or the State of New York, or the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act, or any rule or regulation thereunder.

4. No consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any New York or United States, or, with respect to the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act, Delaware, governmental authority pursuant to any statute of the United States, the State of New York, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act or any rule or regulation thereunder is required to be obtained by any Selling Stockholder for the execution and delivery by the Selling Stockholders of the Underwriting Agreement or the sale by the Selling Stockholders of the Shares in the manner set forth and subject to the terms and conditions in the Underwriting Agreement, except such as have been obtained or made prior to the date hereof.

5. The Underwriters have acquired “security entitlements” (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) with respect to the Shares, and no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) to the Shares may be asserted against the Underwriters with respect to such security entitlements.

Annex D-1

Annex D

Form of Opinion of Counsel for UPMC

1. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

2. Upon (A) payment for the Securities to be sold by the Selling Stockholder to the Underwriters as provided in the Underwriting Agreement, (B) the delivery in the State of New York of such Securities to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (C) the registration of such Securities in the name of Cede or such other nominee and (D) the crediting of such Securities on the records of DTC to security accounts in the name of the Underwriters (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Securities or any security entitlement in respect thereof), (i) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (ii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against the Underwriters.

3. The execution and delivery by the Selling Stockholder of the Underwriting Agreement, and the consummation by the Selling Stockholder of the sale of the Securities contemplated therein will not (a) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Selling Stockholder, or (b) result in a violation of any law that in our experience is typically applicable to securities transactions of the nature contemplated by the Underwriting Agreement and applicable to the Selling Stockholder, or (c) result in a violation of, or a default under, any of the Specified Contracts.

4. No consent, approval, authorization, order, registration or qualification of or with any Pennsylvania, New York or U.S. federal court or governmental agency or body (that in our experience is typically applicable to securities transactions of the nature contemplated by the Underwriting Agreement and applicable to the Selling Stockholder) is required for the execution and delivery by the Selling Stockholder of the Underwriting Agreement or the sale of the Securities by the Selling Stockholder contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act of 1933, as amended, it being understood that we express no opinion as to any state or foreign securities or Blue Sky laws, or any consents, approvals, authorizations, orders, registrations or qualifications as may be required thereunder in connection with the purchase and distribution of the Securities by the Underwriters.

Annex D-2

Annex D

Form of Opinion of Counsel for The Advisory Board

1. The Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of ABCO under the DGCL.

2. Neither the execution and delivery by ABCO of the Underwriting Agreement nor the consummation by ABCO of the sale of the Securities contemplated by the Underwriting Agreement (a) conflicts with the Organizational Documents of ABCO or (b) violates any law, rule or regulation of the State of New York, the State of Delaware or the United States of America.

3. Neither the execution and delivery by ABCO of the Underwriting Agreement nor the consummation by ABCO of the sale of the Securities contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DGCL or any law, rule or regulation of the State of New York or the United States of America, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

4. An action based on an adverse claim to the financial assets consisting of the Securities held by the Depository Trust Company (“DTC”), whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be successfully asserted against the Underwriters, assuming that the Underwriters acquire security entitlements with respect to such Securities from DTC and have no notice of any adverse claims with respect to such financial assets.

Annex D-3

Exhibit A

FORM OF LOCK-UP AGREEMENT

[•], 2017

J.P. MORGAN SECURITIES LLC

GOLDMAN, SACHS & CO.

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re:	EVOLENT HEALTH, INC. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Evolent Health, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. References to shares of Common Stock shall be deemed to refer to shares of any class of stock of the Company.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co. on behalf of the Underwriters, the undersigned will not, commencing on the date hereof, during the period ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, LLC Units, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap

Annex D

or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:

(A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement;

(B) (i) transfers of shares of Common Stock as a bona fide gift or gifts, (ii) transfers of shares of Common Stock or such other securities as a result of the operation of law through estate, other testamentary document or intestate succession or (iii) transfers of shares of Common Stock or such other securities to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(C) distributions of shares of Common Stock to the members, limited or general partners or stockholders of the undersigned, its direct or indirect affiliates or other entities controlled or managed by the undersigned;

(D) transfers of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering;

(E) Exchanges to Common Stock to facilitate the transactions contemplated by the Underwriting Agreement prior to the completion of the Public Offering;

(F) the exercise of Stock Options to purchase shares of Common Stock and any related transfer to the Company of shares of Common Stock (i) deemed to occur upon the cashless exercise of such Stock Options or (ii) for the purpose of paying the exercise price of such Stock Options or for paying taxes (including estimated taxes) due as a result of the exercise of such Stock Options; provided that any such purchased shares will be subject to the restrictions described in this Letter Agreement;

(G) transfers to the Company of shares of Common Stock or any security convertible into or exercisable for Common Stock in connection with the termination of service of an option to repurchase such shares; [or]

(H) transfers of shares of Common Stock pursuant to a trading plan established prior to the date hereof pursuant to Rule 10b5-1 of the Exchange Act (an “Established Plan”); provided that (i) to the extent a filing under the Exchange Act or public announcement, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding any such sales, the undersigned shall cause such announcement or filing to include a statement to the effect that the sale was made pursuant to an Established Plan, and (ii) the undersigned may not amend, alter or modify an Established Plan during the Restricted Period; [or

2

Annex D

(I) transfers of shares of Common Stock or such other securities to any investment fund controlled or managed by any affiliate of TPG Global, LLC and its affiliates;]

provided that in the case of any transfer or distribution pursuant to clause (B) or (C) [or (I)], each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) through [(G)][ or (I)], no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G, in each case, in accordance with applicable law and made after the expiration of the Restricted Period).

In addition, nothing in this Letter Agreement shall prohibit the undersigned from (i) transferring shares of Common Stock pursuant to a liquidation, tender offer, merger, consolidation, stock exchange or similar transaction that results in all of the Company’s equity holders having the right to exchange their equity securities in the Company for cash, securities or other property; provided that if such liquidation, tender offer, merger, consolidation, stock exchange or similar transaction is not completed, any Common Stock or other equity securities in the Company subject to this Letter Agreement shall remain subject to the restrictions contained in this Letter Agreement or (ii) engaging in any transaction to the extent required by law, regulation or governmental order.

Furthermore, the undersigned may, if permitted by the Company, establish a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided that no sales or other transfers occur under such plan and no public disclosure of such plan shall be required or shall be made by any person during the Restricted Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) prior to entering into the Underwriting Agreement, the Company notifies the Representatives in writing that the Company does not intend to proceed with the Public Offering; (ii) the Company files an application to withdraw the registration statement related to the Public Offering or deregisters the Securities; (iii) the Underwriting Agreement has not been executed by all parties by March 31, 2017; or (iv) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, then this Letter Agreement shall immediately terminate and the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

3

Exhibit A

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: